SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GOULDS PUMPS, INC.

          GABELLI FUNDS, INC.

               CAPITAL ASSET FUND
                                 6/24/96            5,000            25.3000

          GAMCO INVESTORS, INC.
                                 6/27/96          655,100            25.1250
                                 6/25/96            1,000-           25.2500
                                 6/25/96            2,580            25.2500
                                 6/24/96           17,500-           25.1321
                                 6/24/96           18,000            25.1321
                                 6/24/96           83,520            25.2500

          GABELLI & COMPANY MARKET MAKING ACCOUNT
                                 6/27/96            1,100-           25.7500
                                 6/26/96              100-           25.0150
                                 6/25/96              100            25.1250


















(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    AT NASDAQ.
(2) PRICE EXCLUDES COMMISSION.


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